Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-290665 and 333-290665-01

Pricing Supplement Dated April 16, 2026 (To Prospectus dated December 8, 2025, Series A Prospectus Supplement dated December 8, 2025 and Product Supplement No. WF-1 dated December 8, 2025)
BofA Finance LLC Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by Bank of America Corporation

Market Linked Securities—Contingent Fixed Return and Contingent Downside

$3,983,000 Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April 28, 2027

■Linked to Lowest Performing of the common stock of NVIDIA Corporation and the common stock of Advanced Micro Devices, Inc. (each referred to as an “Underlying Stock”)

■Unlike ordinary debt securities, the Securities do not pay interest or repay a fixed amount of principal at maturity. The Maturity Payment Amount will depend on the performance of the Lowest Performing Underlying Stock.  The Lowest Performing Underlying Stock is the Underlying Stock that has the lowest stock closing price on the Calculation Day as a percentage of its Starting Price

■Maturity Payment Amount. You will receive a Maturity Payment Amount that may be greater than or less than the principal amount of the Securities, depending on the performance of the Lowest Performing Underlying Stock from its Starting Price to its Ending Price. The Maturity Payment Amount will reflect the following terms:

■ If the price of the Lowest Performing Underlying Stock increases, remains flat or decreases, but the decrease is not more than 40%, you will receive the principal amount plus a Contingent Fixed Return of 23.00% of the principal amount

■ If the price of the Lowest Performing Underlying Stock decreases by more than 40%, you will have full downside exposure to the decrease in the price of the Lowest Performing Underlying Stock from its Starting Price, and you will lose more than 40%, and possibly all, of the principal amount of your Securities

■Investors may lose a significant portion, or all, of the principal amount

■Your return on the Securities will depend solely on the performance of the Lowest Performing Underlying Stock. You will not benefit in any way from the performance of the better performing Underlying Stock. Therefore, you will be adversely affected if either Underlying Stock performs poorly, even if the other Underlying Stock performs favorably

■The positive return on the Securities at maturity will be limited to the Contingent Fixed Return, even if the Ending Price of the Lowest Performing Underlying Stock significantly exceeds its Starting Price. You will not have the opportunity to participate in any appreciation of either Underlying Stock beyond the Contingent Fixed Return

■All payments on the Securities are subject to the credit risk of BofA Finance LLC (“BofA Finance”), as issuer of the Securities, and Bank of America Corporation (“BAC” or the “Guarantor”), as guarantor of the Securities

■No periodic interest payments or dividends

■Securities will not be listed on any securities exchange

The initial estimated value of the Securities as of the Pricing Date is $967.70 per Security, which is less than the public offering price listed below. The actual value of your Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Selected Risk Considerations” beginning on page PS-7 of this pricing supplement and “Structuring the Securities” on page PS-16 of this pricing supplement for additional information.
The Securities have complex features and investing in the Securities involves risks not associated with an investment in conventional debt securities. Potential purchasers of the Securities should consider the information in “Selected Risk Considerations” beginning on page PS-7 herein and “Risk Factors” beginning on page PS-6 of the accompanying product supplement, page S-7 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these Securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting Discount(1)(2)	Proceeds, before expenses, to BofA Finance
Per Security	$1,000.00	$23.25	$976.75
Total	$3,983,000.00	$92,604.75	$3,890,395.25

(1) Wells Fargo Securities, LLC and BofA Securities, Inc. are the selling agents for the distribution of the Securities and are acting as principal. See “Terms of the Securities—Selling Agents” in this pricing supplement for further information.

(2) In addition, in respect of certain Securities sold in this offering, BofA Securities, Inc. or one of its affiliates may pay a fee of up to $1.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April 28, 2027

Terms of the Securities

Issuer:	BofA Finance LLC
Guarantor:	BAC
Underlying Stocks:	The common stock of NVIDIA Corporation (Nasdaq Global Select Market symbol: “NVDA”) and the common stock of Advanced Micro Devices, Inc. (Nasdaq Global Select Market symbol: “AMD”).
Pricing Date:	April 16, 2026.
Issue Date:	April 21, 2026.
Maturity Date:

April 28, 2027, subject to postponement as described below in “—Market Disruption Events and Postponement Provisions.” The Securities are not subject to repayment at the option of any holder of the Securities prior to the Maturity Date.

Denominations:	$1,000 and any integral multiple of $1,000. References in this pricing supplement to a “Security” are to a Security with a principal amount of $1,000.
Contingent Fixed Return:	23.00% of the principal amount (or $230.00 per Security).
Maturity Payment Amount:

On the Maturity Date, you will be entitled to receive a cash payment per Security in U.S. dollars equal to the Maturity Payment Amount. The “Maturity Payment Amount” per Security will equal:

• if the Ending Price of the Lowest Performing Underlying Stock is greater than or equal to its Threshold Price:

$1,000 + the Contingent Fixed Return;

• if the Ending Price of the Lowest Performing Underlying Stock is less than its Threshold Price: $1,000 + ($1,000 × Underlying Stock Return of the Lowest Performing Underlying Stock)

If the Ending Price of the Lowest Performing Underlying Stock is less than its Threshold Price, you will have full downside exposure to the decrease in the price of the Underlying Stock from its Starting Price, and will lose more than 40%, and possibly all, of the principal amount of your Securities at maturity.

Lowest Performing Underlying Stock:	The “Lowest Performing Underlying Stock” will be the Underlying Stock with the lowest Performance Factor.
Performance Factor:	With respect to an Underlying Stock, its Ending Price divided by its Starting Price (expressed as a percentage).
Calculation Day:	April 23, 2027, subject to postponement as described below in “—Market Disruption Events and Postponement Provisions.”
Stock Closing Price:

With respect to each Underlying Stock, stock closing price has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Starting Price:

With respect to the common stock of NVIDIA Corporation: $198.35, its stock closing price on the Pricing Date.

With respect to the common stock of Advanced Micro Devices, Inc.: $278.26, its stock closing price on the Pricing Date.

Ending Price:	With respect to each Underlying Stock, its stock closing price on the Calculation Day.
Threshold Price:

With respect to the common stock of NVIDIA Corporation: $119.01, which is equal to 60% of its Starting Price.

With respect to the common stock of Advanced Micro Devices, Inc.: $166.956, which is equal to 60% of its Starting Price.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April 28, 2027

Underlying Stock Return:	With respect to each Underlying Stock, the percentage change from the Starting Price to the Ending Price, measured as follows: Ending Price – Starting Price Starting Price
Market Disruption Events and Postponement Provisions:

The Calculation Day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the Maturity Date will be postponed if the Calculation Day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the Calculation Day and the Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, the Calculation Day is a “calculation day” and the Maturity Date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance.
Selling Agents:

BofAS and Wells Fargo Securities, LLC (“WFS”).

Under our distribution agreement with BofAS, BofAS will purchase the Securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated underwriting discount. BofAS will sell the Securities to WFS at the public offering price of the Securities less a concession of up to $23.25 per Security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $17.50 per Security. In addition to the concession allowed to WFA, WFS may pay up to $0.75 per Security to WFA as a distribution expense fee for each Security sold by WFA.

In addition, in respect of certain Securities sold in this offering, BofAS or its affiliates may pay a fee of up to $1.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the Securities at any time up to the Issue Date or during the three-month period following the Issue Date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the Securities that are included in the public offering price of the Securities.  Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this three-month period.  If you hold the Securities through an account at WFS, WFA or any of their affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the Securities on your brokerage account statement.  If you hold your Securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the Securities on your brokerage account statement may be different than if you held your Securities at WFS, WFA or any of their affiliates.

Events of Default and Acceleration:

If an Event of Default, as defined in the senior indenture relating to the Securities and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration” on page 51 of the accompanying prospectus, with respect to the Securities occurs and is continuing, the amount payable to a holder of the Securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Terms of the Securities—Maturity Payment Amount” above, calculated as though the date of acceleration were the Maturity Date of the Securities and as though the Calculation Day were the third trading day prior to the date of acceleration. In case of a default in the payment of the Securities, whether at their maturity or upon acceleration, the Securities will not bear a default interest rate.

Material Tax Consequences:	For a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of the Securities, see “U.S. Federal Income Tax Summary.”
CUSIP:	09711QZP1

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April 28, 2027

Additional Information about BofA Finance, the Guarantor and the Securities

The terms and risks of the Securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent that it is different from that information. These documents can be accessed at the following links:

•Product Supplement No. WF-1 dated December 8, 2025:

        https://www.sec.gov/Archives/edgar/data/70858/000119312525311329/d51848d424b2.htm

•Series A MTN prospectus supplement dated December 8, 2025 and prospectus dated December 8, 2025: https://www.sec.gov/Archives/edgar/data/70858/000119312525310920/d51586d424b3.htm

These documents have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.

The Securities are our senior debt securities.  Any payments on the Securities are fully and unconditionally guaranteed by BAC. The Securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral.  The Securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the Securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April 28, 2027

Investor Considerations

The Securities are not appropriate for all investors. The Securities may be an appropriate investment for investors who:

¡seek a Contingent Fixed Return at maturity of 23.00% of the principal amount if the Ending Price of the Lowest Performing Underlying Stock is greater than or equal to its Threshold Price;

¡are willing to accept the risk that, if the Ending Price of the Lowest Performing Underlying Stock is less than its Threshold Price, they will be fully exposed to the decrease in the price of the Lowest Performing Underlying Stock and will lose more than 40%, and possibly all, of the principal amount per Security at maturity;

¡understand that if the Ending Price of the Lowest Performing Underlying Stock is greater than or equal to its Threshold Price, the return you will receive at maturity will be limited to the Contingent Fixed Return, regardless of whether, and the extent to which, the Ending Price of the Lowest Performing Underlying Stock exceeds its Starting Price;

¡understand that the return on the Securities will depend solely on the performance of the Lowest Performing Underlying Stock and that they will not benefit in any way from the performance of the better performing Underlying Stock;

¡understand that the Securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock;

¡understand and are willing to accept the full downside risks of each Underlying Stock;

¡are willing to forgo interest payments on the Securities and dividends on the Underlying Stocks; and

¡are willing to hold the Securities until maturity.

The Securities may not be an appropriate investment for investors who:

¡seek a liquid investment or are unable or unwilling to hold the Securities to maturity;

¡require full payment of the principal amount of the Securities at maturity;

¡are unwilling to accept the risk that, if the Ending Price of the Lowest Performing Underlying Stock is less than its Threshold Price, they will lose more than 40%, and possibly all, of the principal amount per Security at maturity;

¡seek an investment that provides for full exposure to the upside performance of the Lowest Performing Underlying Stock above the Contingent Fixed Return;

¡are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the public offering price set forth on the cover page of this pricing supplement;

¡seek current income;

¡are unwilling to accept the risk of exposure to the Underlying Stocks;

¡seek exposure to a basket composed of each Underlying Stock or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the Lowest Performing Underlying Stock;

¡seek exposure to the Underlying Stocks but are unwilling to accept the risk/return trade-offs inherent in the Maturity Payment Amount for the Securities;

¡are unwilling to accept the credit risk of BofA Finance, as issuer, and BAC, as guarantor, to obtain exposure to the Underlying Stocks generally, or to obtain exposure to the Underlying Stocks that the Securities provide specifically; or

¡prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the Securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the Securities in light of your particular circumstances. You should also review carefully “Selected Risk Considerations” herein and “Risk Factors” in each of the accompanying product supplement, prospectus supplement and prospectus for risks related to an investment in the Securities. For more information about the Underlying Stocks, please see the sections titled “The Common Stock of NVIDIA Corporation” and “The Common Stock of Advanced Micro Devices, Inc.” below.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April 28, 2027

The Maturity Payment Amount

On the Maturity Date, you will receive a cash payment per Security (the Maturity Payment Amount) calculated as follows:

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April 28, 2027

Selected Risk Considerations

The Securities have complex features and investing in the Securities will involve risks not associated with an investment in conventional debt securities. Your decision to purchase the Securities should be made only after carefully considering the risks of an investment in the Securities, including those discussed below, with your advisors in light of your particular circumstances. The Securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the Securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the Securities in the “Risk Factors” sections beginning on page PS-6 of the accompanying product supplement, page S-7 of the accompanying prospectus supplement and page 7 of the accompanying prospectus.

Structure-related Risks

Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the Securities at maturity. If the Ending Price of the Lowest Performing Underlying Stock is less than its Threshold Price, at maturity, you will lose 1% of the principal amount for each 1% that the Ending Price of the Lowest Performing Underlying Stock is less than its Starting Price. In that case, you will lose a significant portion or all of your investment in the Securities.

The Securities do not bear interest. Unlike a conventional debt security, no interest payments will be paid over the term of the Securities, regardless of the extent to which the Ending Price of either Underlying Stock exceeds its Starting Price or Threshold Price, as applicable.

Your return will be limited to the Contingent Fixed Return. The positive return on the Securities will be limited to the Contingent Fixed Return, and you will not participate in any appreciation of the Underlying Stocks beyond the Contingent Fixed Return, which may be significant. Accordingly, the return on the Securities may be less than the return in a direct investment in the Underlying Stocks.

The Maturity Payment Amount will not reflect the prices of the Underlying Stocks other than on the Calculation Day. The prices of the Underlying Stocks during the term of the Securities other than on the Calculation Day will not affect payments on the Securities. Notwithstanding the foregoing, investors should generally be aware of the performance of the Underlying Stocks while holding the Securities, as the performance of the Underlying Stocks may influence the market value of the Securities. The calculation agent will calculate the Maturity Payment Amount by comparing only the Starting Price or Threshold Price, as applicable, to the Ending Price of the Lowest Performing Underlying Stock. No other prices of the Underlying Stocks will be taken into account. As a result, if the Ending Price of the Lowest Performing Underlying Stock is less than its Threshold Price, you will receive less than the principal amount at maturity even if the price of each Underlying Stock was always above its Threshold Price prior to the Calculation Day.

Because the Securities are linked to the lowest performing (and not the average performance) of the Underlying Stocks, you may not receive any return on the Securities and may lose a significant portion or all of your principal amount even if the Ending Price of one Underlying Stock is greater than or equal to its Starting Price or Threshold Price. Your Securities are linked to the lowest performing of the Underlying Stocks, and a change in the price of one Underlying Stock may not correlate with changes in the price of the other Underlying Stock.  The Securities are not linked to a basket composed of the Underlying Stocks, where the depreciation in the price of one Underlying Stock could be offset to some extent by the appreciation in the price of the other Underlying Stock.  In the case of the Securities, the individual performance of each Underlying Stock would not be combined, and the depreciation in the price of one Underlying Stock would not be offset by any appreciation in the price of the other Underlying Stock. In addition, even if the Ending Price of an Underlying Stock is at or above its Threshold Price, you will lose a significant portion or all of your principal if the Ending Price of the Lowest Performing Underlying Stock is below its Threshold Price.

Your return on the Securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the Securities may be less than the return you would earn if you purchased a conventional debt security with the same Maturity Date. As a result, your investment in the Securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

The Maturity Date may be postponed if the Calculation Day is postponed. The Calculation Day with respect to an Underlying Stock will be postponed if the applicable originally scheduled Calculation Day is not a trading day with respect to either Underlying Stock or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying Stock on the Calculation Day. If such a postponement occurs with respect to the Calculation Day, the Maturity Date will be the later of (i) the initial Maturity Date and (ii) three business days after the Calculation Day as postponed.

Any payment on the Securities is subject to our credit risk and the credit risk of the Guarantor, and actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of, or any amounts payable on, the Securities. The Securities are our unsecured senior debt securities. Any payment on the Securities will be fully and unconditionally guaranteed by the Guarantor. The Securities are not guaranteed by any entity other than the Guarantor. As a result, your receipt of the Maturity Payment Amount will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the Securities on the Maturity Date, regardless of the Ending Price of the Lowest Performing Underlying Stock as compared to its Starting Price or Threshold Price, as applicable. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be at any time after the Pricing Date of the Securities. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the Securities.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April 28, 2027

In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations.  Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the Maturity Date of your Securities may adversely affect the market value of the Securities.  However, because your return on the Securities depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the prices of the Underlying Stocks, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the Securities.

We are a finance subsidiary and, as such, have no independent assets, operations or revenues. We are a finance subsidiary of the Guarantor, have no operations other than those related to the issuance, administration and payment of our obligations under our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the Securities in the ordinary course. Therefore, our ability to make payments on the Securities may be limited.

Valuation- and Market-related Risks

The public offering price you are paying for the Securities exceeds their initial estimated value. The initial estimated value of the Securities that is provided on the cover page of this pricing supplement is an estimate only, determined as of the Pricing Date by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Securities. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the prices of the Underlying Stocks, changes in the Guarantor’s internal funding rate, and the inclusion in the public offering price of the underwriting discount and the hedging related charges, all as further described in "Structuring the Securities" below. These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways.

The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates or WFS or its affiliates would be willing to purchase your Securities in any secondary market (if any exists) at any time. The value of your Securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Underlying Stocks, our and BAC’s creditworthiness and changes in market conditions.

We cannot assure you that a trading market for your Securities will ever develop or be maintained. We will not list the Securities on any securities exchange. We cannot predict how the Securities will trade in any secondary market or whether that market will be liquid or illiquid.

The Securities are not designed to be short-term trading instruments, and if you attempt to sell the Securities prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The following factors are expected to affect the value of the Securities: prices of the Underlying Stocks at such time; volatility of the Underlying Stocks; economic and other conditions generally; interest rates; dividend yields; exchange rate movements and volatility; our and the Guarantor’s financial condition and creditworthiness; and time to maturity.

Conflict-related Risks

Trading and hedging activities by us, the Guarantor and any of our other affiliates, including BofAS, and WFS and its affiliates, may create conflicts of interest with you and may adversely affect your return on the Securities and their market value. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may buy or sell the Underlying Stocks, or futures or options contracts on the Underlying Stocks, or other listed or over-the-counter derivative instruments linked to the Underlying Stocks. While we, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may from time to time own shares of the Underlying Stocks, we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, do not control any Underlying Stock Issuer and have not verified any disclosure made by any other company. We, the Guarantor or one or more of our other affiliates, including BofAS, or WFS and its affiliates, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Securities. These transactions may present a conflict of interest between your interest in the Securities and the interests we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, may have in our  or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the prices of the Underlying Stocks in a manner that could be adverse to your investment in the Securities. On or before the Pricing Date, any purchases or sales by us, the Guarantor or our other affiliates, including BofAS or others on its behalf, and WFS and its affiliates (including for the purpose of hedging some or all of our anticipated exposure in connection with the Securities), may have adversely affected the prices of the Underlying Stocks. Consequently, the prices of the Underlying Stocks may change subsequent to the Pricing Date, which may adversely affect the market value of the Securities.

We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, also may have engaged in hedging activities that could have adversely affected the prices of the Underlying Stocks on the Pricing Date. In addition, these hedging activities,

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April 28, 2027

including the unwinding of a hedge, may decrease the market value of your Securities prior to maturity, and may adversely affect the amounts to be paid on the Securities. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may purchase or otherwise acquire a long or short position in the Securities or the Underlying Stocks and may hold or resell the Securities or the Underlying Stocks.  For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the prices of the Underlying Stocks, the market value of your Securities prior to maturity or the amounts payable, if any, on the Securities.

If WFS, BofAS or an affiliate of either selling agent participating as a dealer in the distribution of the Securities conducts hedging activities for us in connection with the Securities, such selling agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the Securities to you. This additional projected profit may create a further incentive for the selling agents or participating dealers to sell the Securities to you.

There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the Securities and, as such, will make a variety of determinations relating to the Securities, including the amounts that will be paid on the Securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

Underlying-related Risks

Any payments on the Securities will depend upon the performance of the Underlying Stocks, and therefore the Securities are subject to the following risks, each as discussed in more detail in the accompanying product supplement.

●The Securities may become linked to the common stock of a company other than an original Underlying Stock Issuer.

●We cannot control actions by an Underlying Stock Issuer.

●We and our affiliates have no affiliation with any Underlying Stock Issuer and have not independently verified any public disclosure of information.

●You have limited anti-dilution protection.

Tax-related Risks

The U.S. federal income and estate tax consequences of the Securities are uncertain, and may be adverse to a holder of the Securities.  See “U.S. Federal Income Tax Summary” below and “U.S. Federal Income Tax Summary” beginning on page PS-45 of the accompanying product supplement.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April 28, 2027

Hypothetical Examples and Returns

The hypothetical payout profile, hypothetical returns and hypothetical examples below illustrate hypothetical payments at maturity for a $1,000 principal amount security on a hypothetical offering of Securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual Starting Price or Threshold Price of either Underlying Stock. The hypothetical Starting Price of 100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual Starting Price of either Underlying Stock. The actual Starting Price and Threshold Price for each Underlying Stock are set forth under “Terms of the Securities” above. For historical data regarding the actual stock closing prices of the Underlying Stocks, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the Securities for $1,000 per Security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at maturity and the resulting pre-tax total rate of return will depend on the actual terms of the Securities.

Contingent Fixed Return:	23.00% of the principal amount
Hypothetical Starting Price:	For each Underlying Stock, $100.00
Hypothetical Threshold Price:	For each Underlying Stock, $60.00 (60% of its hypothetical Starting Price)

Hypothetical Payout Profile

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April 28, 2027

Hypothetical Returns

Hypothetical Ending Price of the Lowest Performing Underlying Stock(1)	Hypothetical Underlying Stock Return of the Lowest Performing Underlying Stock	Hypothetical Maturity Payment Amount per Security	Hypothetical pre-tax total rate of return
$200.00	100.00%	$1,230.00	23.00%
$150.00	50.00%	$1,230.00	23.00%
$140.00	40.00%	$1,230.00	23.00%
$130.00	30.00%	$1,230.00	23.00%
$123.00	23.00%	$1,230.00	23.00%
$120.00	20.00%	$1,230.00	23.00%
$110.00	10.00%	$1,230.00	23.00%
$105.00	5.00%	$1,230.00	23.00%
$100.00	0.00%	$1,230.00	23.00%
$90.00	-10.00%	$1,230.00	23.00%
$80.00	-20.00%	$1,230.00	23.00%
$70.00	-30.00%	$1,230.00	23.00%
$60.00	-40.00%	$1,230.00	23.00%
$59.00	-41.00%	$590.00	-41.00%
$50.00	-50.00%	$500.00	-50.00%
$25.00	-75.00%	$250.00	-75.00%
$0.00	-100.00%	$0.00	-100.00%

Hypothetical Examples of Payment at Maturity

Example 1. The Ending Price of the Lowest Performing Underlying Stock is greater than its Starting Price and the Maturity Payment Amount is greater than the principal amount of your Securities and reflects a return that is equal to the Contingent Fixed Return, which is less than the percentage increase in the stock closing price of the Lowest Performing Underlying Stock from its Hypothetical Starting Price to its Hypothetical Ending Price:

	Common Stock of NVIDIA Corporation	Common Stock of Advanced Micro Devices, Inc.
Hypothetical Starting Price:	$100.00	$100.00
Hypothetical Ending Price:	$130.00	$150.00
Hypothetical Threshold Price:	$60.00, which is 60% of the hypothetical Starting Price	$60.00, which is 60% of the hypothetical Starting Price
Performance Factor (Ending Price divided by Starting Price):	130.00%	150.00%

Step 1: Determine which Underlying Stock is the Lowest Performing Underlying Stock.

In this example, the common stock of NVIDIA Corporation has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying Stock.

Step 2: Determine the Maturity Payment Amount based on the Ending Price of the Lowest Performing Underlying Stock.

Because the hypothetical Ending Price of the Lowest Performing Underlying Stock is greater than its hypothetical Threshold Price, the Maturity Payment Amount per Security would be equal to:

$1,000 + the Contingent Fixed Return

$1,000 + $230.00

= $1,230.00

Even though the Lowest Performing Underlying Stock appreciated by 30.00% from its Starting Price to its Ending Price in this example, your return is limited to the Contingent Fixed Return of 23.00% of the principal amount.

On the Maturity Date, you would receive $1,230.00 per Security.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April 28, 2027

Example 2. The Ending Price of the Lowest Performing Underlying Stock is greater than its Starting Price and the Maturity Payment Amount is greater than the principal amount of your Securities and reflects a return that is equal to the Contingent Fixed Return, which is greater than the percentage increase in the stock closing price of the Lowest Performing Underlying Stock from its Hypothetical Starting Price to its Hypothetical Ending Price:

	Common Stock of NVIDIA Corporation	Common Stock of Advanced Micro Devices, Inc.
Hypothetical Starting Price:	$100.00	$100.00
Hypothetical Ending Price:	$110.00	$190.00
Hypothetical Threshold Price:	$60.00, which is 60% of the hypothetical Starting Price	$60.00, which is 60% of the hypothetical Starting Price
Performance Factor (Ending Price divided by Starting Price):	110.00%	190.00%

Step 1: Determine which Underlying Stock is the Lowest Performing Underlying Stock.

In this example, the common stock of NVIDIA Corporation has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying Stock.

Step 2: Determine the Maturity Payment Amount based on the Ending Price of the Lowest Performing Underlying Stock.

Because the hypothetical Ending Price of the Lowest Performing Underlying Stock is greater than its hypothetical Threshold Price, the Maturity Payment Amount per Security would be equal to:

$1,000 + the Contingent Fixed Return

$1,000 + $230.00

= $1,230.00

On the Maturity Date, you would receive $1,230.00 per Security.

Example 3. The Ending Price of the Lowest Performing Underlying Stock is less than its Starting Price but greater than its Threshold Price and the Maturity Payment Amount is greater than the principal amount of your Securities and reflects a return that is equal to the Contingent Fixed Return:

	Common Stock of NVIDIA Corporation	Common Stock of Advanced Micro Devices, Inc.
Hypothetical Starting Price:	$100.00	$100.00
Hypothetical Ending Price:	$95.00	$130.00
Hypothetical Threshold Price:	$60.00, which is 60% of the hypothetical Starting Price	$60.00, which is 60% of the hypothetical Starting Price
Performance Factor (Ending Price divided by Starting Price):	95.00%	130.00%

Step 1: Determine which Underlying Stock is the Lowest Performing Underlying Stock.

In this example, the common stock of NVIDIA Corporation has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying Stock.

Step 2: Determine the Maturity Payment Amount based on the Ending Price of the Lowest Performing Underlying Stock.

Even though the hypothetical Ending Price of the Lowest Performing Underlying Stock is lower than its Starting Price, because the hypothetical Ending Price of the Lowest Performing Underlying Stock is greater than its hypothetical Threshold Price, the Maturity Payment Amount per Security would be equal to:

$1,000 + the Contingent Fixed Return

$1,000 + $230.00

= $1,230.00

On the Maturity Date, you would receive $1,230.00 per Security.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April 28, 2027

Example 4. The Ending Price of the Lowest Performing Underlying Stock is less than its Threshold Price and the Maturity Payment Amount is less than the principal amount of your Securities:

	Common Stock of NVIDIA Corporation	Common Stock of Advanced Micro Devices, Inc.
Hypothetical Starting Price:	$100.00	$100.00
Hypothetical Ending Price:	$40.00	$130.00
Hypothetical Threshold Price:	$60.00, which is 60% of the hypothetical Starting Price	$60.00, which is 60% of the hypothetical Starting Price
Performance Factor (Ending Price divided by Starting Price):	40.00%	130.00%

Step 1: Determine which Underlying Stock is the Lowest Performing Underlying Stock.

In this example, the common stock of NVIDIA Corporation has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying Stock.

Step 2: Determine the Maturity Payment Amount based on the Ending Price of the Lowest Performing Underlying Stock.

Because the hypothetical Ending Price of the Lowest Performing Underlying Stock is less than its hypothetical Starting Price by more than 40%, you would lose a portion of the principal amount of your Securities and would be paid a Maturity Payment Amount equal to:

$1,000 + ($1,000 × Underlying Stock Return of the Lowest Performing Underlying Stock)

$1,000 + ($1,000 × -60.00%)

= $400.00

On the Maturity Date, you would receive $400.00 per Security, resulting in a loss of 60.00%.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April 28, 2027

All disclosures contained in this pricing supplement regarding the Underlying Stocks and the Underlying Stock Issuers have been derived from publicly available sources. Because the Underlying Stocks are registered under the Securities Exchange Act of 1934, the Underlying Stock Issuers are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Underlying Stock Issuers can be located through the SEC’s website at sec.gov by reference to the applicable CIK numbers set forth below. This document relates only to the offering of the Securities and does not relate to any offering of any Underlying Stock or any other securities of the Underlying Stock Issuers. None of us, the Guarantor, BofAS or any of our other affiliates has made any due diligence inquiry with respect to the Underlying Stock Issuers in connection with the offering of the Securities. None of us, the Guarantor, BofAS or any of our other affiliates has independently verified the accuracy or completeness of the publicly available documents or any other publicly available information regarding the Underlying Stock Issuers and hence makes no representation regarding the same. Furthermore, there can be no assurance that all events occurring prior to the date of this document, including events that would affect the accuracy or completeness of these publicly available documents that could affect the trading prices of the Underlying Stocks, have been or will be publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning an Underlying Stock Issuer could affect the price of the applicable Underlying Stock and therefore could affect your return on the Securities. The selection of the Underlying Stocks is not a recommendation to buy or sell the Underlying Stocks.

None of us, the Guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the Underlying Stocks. You should make your own investigation into the Underlying Stocks.

The Common Stock of NVIDIA Corporation

NVIDIA Corporation operates as a tech company. The company develops a platform for scientific computing, AI, data science, autonomous vehicles, robotics, metaverse, and 3D internet applications, as well as focuses on PC graphics. The company serves clients worldwide. This Underlying Stock trades on the Nasdaq Global Select Market under the symbol “NVDA.” The company's CIK number is 0001045810 and its SEC file number is 000-23985.

Historical Information

The following graph sets forth the daily historical performance of NVDA in the period from January 2, 2021 through the Pricing Date. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents NVDA’s Threshold Price of $119.01, which is 60% of NVDA’s Starting Price of $198.35.

This historical data on NVDA is not necessarily indicative of the future performance of NVDA or what the value of the Securities may be. Any historical upward or downward trend in the price of NVDA during any period set forth above is not an indication that the price of NVDA is more or less likely to increase or decrease at any time over the term of the Securities.

Before investing in the Securities, you should consult publicly available sources for the trading patterns and prices of NVDA.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April 28, 2027

The Common Stock of Advanced Micro Devices, Inc.

Advanced Micro Devices, Inc. produces semiconductor products and devices. The company offers products such as microprocessors, embedded microprocessors, chipsets, graphics, video and multimedia products and supplies it to third-party foundries, as well as provides assembling, testing, and packaging services. The company serves customers worldwide. This Underlying Stock trades on the Nasdaq Global Select Market under the symbol "AMD." The company's CIK number is 0000002488 and its SEC file number is 001-07882.

Historical Information

The following graph sets forth the daily historical performance of AMD in the period from January 2, 2021 through the Pricing Date. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents AMD’s Threshold Price of $166.956, which is 60% of AMD’s Starting Price of $278.26.

This historical data on AMD is not necessarily indicative of the future performance of AMD or what the value of the Securities may be. Any historical upward or downward trend in the price of AMD during any period set forth above is not an indication that the price of AMD is more or less likely to increase or decrease at any time over the term of the Securities.

Before investing in the Securities, you should consult publicly available sources for the trading patterns and prices of AMD.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April 28, 2027

Structuring the Securities

The Securities are our debt securities, the return on which is linked to the performance of the Underlying Stocks. The related guarantee is BAC’s obligation. Any payments on the Securities, including payment of the Maturity Payment Amount, depend on the credit risk of BofA Finance and BAC and on the performance of the Underlying Stocks. As is the case for all of our and BAC’s respective debt securities, including our market-linked securities, the economic terms of the Securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked securities result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of securities at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Securities, along with the fees and charges associated with market-linked securities, resulted in the initial estimated value of the Securities on the Pricing Date being less than their public offering price.

The initial estimated value of the Securities as of the Pricing Date is set forth on the cover page of this pricing supplement.

In order to meet our payment obligations on the Securities, at the time we issue the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the Underlying Stocks, the tenor of the Securities and the hedging arrangements. The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.

For further information, see “Selected Risk Considerations” beginning on page PS-7 above and “Use of Proceeds” on page 15 of the accompanying prospectus.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April 28, 2027

Validity of the Securities

In the opinion of Sidley Austin LLP, as counsel to BofA Finance and BAC, when the trustee has made the appropriate entries or notations on Schedule 1 to the master global note that represents the Securities (the “Master Note”) identifying the Securities offered hereby as supplemental obligations thereunder in accordance with the instructions of BofA Finance, and the Securities have been delivered against payment as contemplated herein, such Securities will be valid and binding obligations of BofA Finance, and the related guarantee will be a valid and binding obligation of BAC, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the laws of the State of New York as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and due authentication of the Master Note and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 1, 2025 which has been filed as Exhibit 5.3 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 1, 2025.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April 28, 2027

U.S. Federal Income Tax Summary

You should consider the U.S. federal income and estate tax consequences of an investment in the Securities, including the following:

•There is no statutory, judicial, or administrative authority directly addressing the characterization of the Securities.

•You agree with us (in the absence of an administrative determination, or judicial ruling to the contrary) to characterize and treat the Securities for all tax purposes as single financial contracts with respect to the Underlying Stocks. In the opinion of Sidley Austin LLP, our tax counsel, the U.S. federal income tax characterization and treatment of the Securities described herein is a reasonable interpretation of current law.

•Under this characterization and tax treatment of the Securities, a U.S. Holder (as defined on page 76 of the accompanying prospectus) generally will recognize capital gain or loss upon maturity or upon a sale or exchange of the Securities. This capital gain or loss generally will be long-term capital gain or loss if you held the Securities for more than one year.

•No assurance can be given that the Internal Revenue Service (“IRS”) or any court will agree with this characterization and tax treatment.

•Under current IRS guidance, withholding on “dividend equivalent” payments (as discussed in the accompanying product supplement), if any, will not apply to Securities that are issued as of the date of this pricing supplement unless such Securities are “delta-one” instruments. Based on our determination that the Securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the Securities.

•Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the Securities.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws. You should review carefully the discussion under the section entitled “U.S. Federal Income Tax Summary” beginning on page PS-45 of the accompanying product supplement.